SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Preferred Income Fund -- Class A
Fiscal period ending: 11/30/96
Inception date (if less than 10 years of performance):

TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years

P   =  Initial Investment        $1,000    $1,000       $1,000

ERV =  Ending Redeemable Value   $1,051    $1,504       $1,966

T   =  Average Annual
       Total Return              5.06%      8.50%        6.99%

                   *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $689,800
Expenses                         $85,390
Reimbursement                    $0
Average shares                   13,447,097
NAV                              $8.72
Sales Charge                     3.25%
POP                              $9.00
Yield at POP                     6.06%

EQUIVALENT YIELD (reflecting dividends-received deduction)

Formula:

                 1-(non-qualifying % x highest corporate tax rate
30 day yield x -------------------------- = TAX EQUIVALENT YIELD
                 1-(Highest corporate tax rate)

30 day yield                     6.06%
non-qualifying percentage        0%
Highest corporate tax rate       35%
Tax equivalent yield             8.34%

Fund name: Putnam Preferred Income Fund -- Class M
Fiscal period ending: 11/30/96
Inception date (if less than 10 years of performance):
4/20/95

TOTAL RETURN

Formula  --  Average
Annual Total Return:             ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $1,000    n/a          $1,000

ERV =  Ending Redeemable Value   $1,060    n/a          $1,165

T   =  Average Annual
       Total Return              5.99%     n/a           9.87%*

                   *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $27,589
Expenses                         $4,216
Reimbursement                    $0
Average shares                   539,467
NAV                              $8.69
Sales Charge                     2.00%
POP                              $8.87
Yield at POP                     5.93%

EQUIVALENT YIELD (reflecting dividends-received deduction)

Formula:

                 1-(non-qualifying % x highest corporate tax rate
30 day yield x -------------------------- = TAX EQUIVALENT YIELD
                 1-(Highest corporate tax rate)

30 day yield                     5.93%
non-qualifying percentage        0%
Highest corporate tax rate       35%
Tax equivalent yield             8.17%